Special Power of Attorney
Forms 3, 4 and 5 under the Securities
Exchange Act of 1934




        KNOW ALL MEN BY THESE PRESENTS, that the undersigned director or officer, or both, of Sonoco Products Company constitutes and appoints Charles J. Hupfer, Ritchie L. Bond and George S. Hartley, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, and each of them with full power to act without the other for him or her and in his or her name, place and stead, in any and all capacities, to execute and file, or cause to be filed, with the Securities and Exchange Commission Forms 3, 4 and 5 pursuant to Section 16 under the Securities Exchange Act of 1934, as amended, (the "Act") and any amendment to the foregoing, on his or her behalf, or on behalf of any trust or other entity that is required by the rules under
Section 16 of the Act, to file reports under Section 16 because of the fact that said director or officer is a trustee, fiduciary or otherwise, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof. The authority granted by this Special Power of Attorney shall remain in effect as long as the undersigned is required to file Forms 4 and 5 under the reporting requirements of Section 16. The undersigned acknowledges that no attorney-in-fact of the undersigned pursuant to this Special Power of Attorney, by serving in such capacity, is assuming any of the undersigned's responsibilities to comply with Section 16 of the Act.

        IN WITNESS WHEREOF, the undersigned has executed this Special Power of Attorney this eighth day of February, 2010.


                                    Signature:__________________________
                                    Typed Name: James A. Harrell, III